Exhibit 99.1

TransDigm Group Completes Divestiture of Souriau-Sunbank Connection Technologies and Declares a Special Cash Dividend of $32.50 Per Share
CLEVELAND, December 20, 2019/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, announced today that it has completed the divestiture of Souriau-Sunbank Connection Technologies (Souriau-Sunbank) to Eaton Corporation plc (NYSE:ETN) in a transaction valued at approximately $920 million.
Souriau-Sunbank was acquired by TransDigm in March 2019 as part of the Esterline Technologies acquisition and is a leading global supplier of highly-engineered interconnect solutions for harsh environments serving customers primarily in aerospace, defense and space end markets. The business is headquartered in Versailles, France and generated revenues of $363 million for the trailing 12-month period ended June 30, 2019.
Following successful completion of the divestiture, TransDigm Group announced today that its board of directors has authorized and declared a special cash dividend of $32.50 on each outstanding share of common stock and cash dividend equivalent payments on options granted under its stock option plans. The record date for the special dividend is December 30, 2019 and the payment date for the dividend is January 7, 2020.
W. Nicholas Howley, TransDigm Group's Executive Chairman stated, "Given our solid operating performance, current liquidity, outlook for steady cash generation, ongoing expectations, and the recent closures of both the Souriau-Sunbank and EIT divestitures for more than $1.1 billion, we believe that this is the appropriate time to declare and pay a special dividend, as we have done a number of times in the past. The $32.50 special dividend represents a payout of about 6% of our recent 30-day average stock price and will still leave us with significant liquidity and the financial flexibility to meet any likely capital requirements or other opportunities for the reasonably foreseeable future."

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties which could affect TransDigm's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm's Annual Report on Form 10-K and other reports that TransDigm or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Investor Relations
    (216) 706-2945
    ir@transdigm.com